Exhibit 99.1

Jasper Therapeutics Reports Fourth Quarter and Year-End 2025 Financial Results and Provides Corporate Update

REDWOOD CITY, Calif., March 30, 2026 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a clinical stage biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address mast cell driven diseases such as chronic spontaneous urticaria (CSU), chronic inducible urticaria (CIndU) and asthma, today reported results for the fiscal quarter and year ended December 31, 2025 and provided a corporate update.

“Briquilimab has demonstrated the potential for a compelling and differentiated profile in both CSU and CIndU, along with proof of concept in asthma,” said Jeet Mahal, President and Chief Executive Officer of Jasper. “We are very pleased with the chronic urticaria data we reported in January from the BEACON study as well the open-label extension study, which reaffirmed the potential of briquilimab to drive rapid and durable disease control in patients. We are finalizing dose selection for the Phase 2b portion of our planned Phase 2b/3 study in CSU where we will evaluate two efficacious doses versus placebo to demonstrate the differentiated profile based on briquilimab’s unique biological properties. We remain on track to commence patient enrollment in the second half of 2026, pending capital availability.”

Highlights for Fourth Quarter 2025 and Recent Weeks

●	Jeet Mahal appointed as Chief Executive Officer to lead next phase of clinical growth.

●	Reported positive updated data from briquilimab studies in chronic spontaneous urticaria:

○	67% of additional patients (n=6) enrolled in Cohort 9.1 (240mg/180mg Q8W) of the BEACON study achieved a complete response at 12 weeks with a mean UAS7 reduction of 31 points,

○	75% of CSU participants (n=36) enrolled in the open label extension study (180mg Q8W) achieved a complete response or well controlled disease at 12 weeks,

○	With a median duration of follow up of more than 200 days on 63 participants in the open label extension study, KIT related AEs were predominantly low-grade events that resolved while on study, and

○	BEACON and open label extension data sets are now sufficient to select doses for the Phase 2b study of briquilimab in CSU planned to commence in the second half of 2026.

●	Announced the completion of the Company’s internal investigation into the anomalous lack of clinical response observed in the July 2025 BEACON data for cohort 8 (240mg Q8W) and cohort 9 (240mg/180mg Q8W). Results indicated there were no issues with the drug product utilized in the study, and the key opinion leader panel convened generated recommendations to enhance site selection and patient screening criteria going forward. Jasper’s internal investigation included:

○	Switching all US patients to a new lot of drug product for the remainder of their doses on study to determine if drug product played a role,

○	A comprehensive review of all manufacturing records, drug handling, site training/ logs and data handling,

○	Recovery and testing by Jasper and independent labs of drug product samples from across the supply chain,

○	A review of all US sites and all US patients, including protocol adherence patient medical histories, patient screening and all pharmacokinetics, pharmacodynamics and efficacy data, and

○	Assembling a KOL panel to review the internal investigation findings, including full patient dossiers, which provided its input and conclusions from the findings.

●	Reported positive preliminary data from ETESIAN study of briquilimab in asthma:

○	Reductions in airway hyperresponsiveness and suppressed eosinophilic response at both 6 weeks and 12 weeks observed after a single 180mg dose of Briquilimab in the ETESIAN Study, and

○	The positive proof of concept data generated in the ETESIAN study supports further development in the broader asthma population; however, advancing any future clinical studies in asthma would be based on an evaluation of the competitive landscape, the potential for strategic partnerships and capital availability.

Fourth Quarter Fiscal 2025 Financial Results

●	Cash and cash equivalents as of December 31, 2025, totaled $28.7 million.

●	Research and development expense for the three months ended December 31, 2025, was $11.4 million.

●	General and administrative expense for the three months ended December 31, 2025, was $4.5 million.

●	Jasper reported a net loss of $9.1 million and $75.8 million, or basic and diluted net loss per share attributable to common stockholders of $0.32 and $3.95, for the three months and year ended December 31, 2025, respectively.

About Jasper

Jasper is a clinical-stage biotechnology company focused on developing briquilimab as a therapeutic for chronic mast cell diseases. Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor KIT, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria and asthma. Jasper is currently evaluating briquilimab as a treatment in patients with CSU, CIndU and asthma. Briquilimab has a demonstrated efficacy and safety profile in patients and healthy volunteers, with positive clinical outcomes in CSU, CIndU and allergic asthma. For more information, please visit us at www.jaspertx.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its compelling and differentiated profile in both CSU and CIndU and proof of concept in asthma; the potential of briquilimab to drive rapid and durable disease control in patients; the Phase 2b portion of Jasper’s planned Phase 2b/3 study in CSU, including dose selection, expected timing of patient enrollment, pending capital availability, and planned commencement of the study; Jasper’s next phase of clincal growth; briquilimab’s differentiated profile and any potential advancement of future clinical studies in asthma. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that prior test, study and trial results may not be replicated in continuing or future studies and trials; Jasper’s ability to continue as a going concern and the risk that Jasper may be unable to raise capital to continue its operations and continue its Phase 2b/3 study in CSU; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the SEC on or about the date hereof. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertx.com

Joyce Allaire (investors)
LifeSci Advisors
617-435-6602
jallaire@lifesciadvisors.com

Media:

media@jaspertx.com

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating expenses
Research and development(1)	$11,360	$19,772	$63,104	$55,821
General and administrative(1)	4,479	5,513	20,779	20,418
Total operating expenses	15,839	25,285	83,883	76,239
Loss from operations	(15,839)	(25,285)	(83,883)	(76,239)
Interest income	338	938	1,741	5,058
Change in fair value of warrant liability	6,429	—	8,528	—
Other income/(expense), net	(29)	26	(2,187)	(88)
Total other income, net	6,738	964	8,082	4,970
Net loss and comprehensive loss	$(9,101)	$(24,321)	$(75,801)	$(71,269)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(1.62)	$(3.95)	$(4.89)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	28,663,484	15,008,473	19,168,110	14,584,870

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Research and development	$395	$639	$1,995	$2,039
General and administrative	1,266	1,331	4,718	4,580
Total	$1,661	$1,970	$6,713	$6,619

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
Assets	2025	2024
Current assets:
Cash and cash equivalents	$28,692	$71,637
Prepaid expenses and other current assets	5,953	4,174
Total current assets	34,645	75,811
Property and equipment, net	102	1,875
Operating lease right-of-use assets	502	976
Restricted cash	417	417
Other non-current assets	113	820
Total assets	$35,779	$79,899

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,220	$4,027
Current portion of operating lease liabilities	1,235	1,089
Accrued expenses and other current liabilities	5,745	10,121
Total current liabilities	13,200	15,237
Non-current portion of operating lease liabilities	—	724
Warrant liability	16,164	—
Other non-current liabilities	2,264	2,264
Total liabilities	31,628	18,225

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	2
Additional paid-in capital	320,818	302,541
Accumulated deficit	(316,670)	(240,869)
Total stockholders’ equity	4,151	61,674
Total liabilities and stockholders’ equity	$35,779	$79,899

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